Exhibit 10.3

Earthstone Energy, Inc.

2014 LONG-TERM INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Award No.:

Participant:

Notice:

You have been granted the following award of restricted stock units of Earthstone Energy, Inc. (the “Company”), in accordance with the terms of this Notice of Restricted Stock Unit Award (this “Notice”) and the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as approved by stockholders in December 2014, as amended from time to time (the “Plan”), and the attached Restricted Stock Unit Agreement (the “Agreement”).

Grant Date:		(the “Grant Date”)

Number of Units:	Aggregate Number of Restricted Stock Units (the “Units”):

Vesting Schedule:	Units	Vesting Date	Units	Vesting Date

The vesting of the Units is subject to your continued service as a director of the Company through such day and upon the terms of this Notice, the Plan and the Agreement.

You, by your signature as the Participant below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Notice, (ii) understand that the award of the Units is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Board of Directors of the Company with respect to matters arising under or relating to this Notice, the Agreement and the Plan.

PARTICIPANT		EARTHSTONE ENERGY, INC.

By:
Name:
Title:

EARTHSTONE ENERGY INC.

2014 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.

Award of Restricted Stock Units.  Earthstone Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant under the Plan an award (the “Award”) of the number of restricted stock units (each individually, a “Unit” and collectively, the “Units”) set forth in the Notice of Restricted Stock Unit Award (the “Notice”) attached to this Restricted Stock Unit Agreement (this “Agreement”). This Agreement consists of the Notice and the terms and conditions of the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise provided herein, capitalized terms herein will have the same meanings as in the Plan or in the Notice.

2.	Vesting Schedule.

(a)

Vesting of the Units. Each Unit held by the Participant will entitle the Participant to receive one share of common stock, par value $0.001 per share, of the Company (“Common Stock”), upon the Vesting Date of such Units. Prior to the Vesting Date of a Unit, the Participant will have no ownership interest in the Common Stock represented by such Unit and the Participant will have no right to vote or exercise proxies with respect to the Common Stock represented by such Unit. Furthermore, the Participant will not receive any dividends on unvested Units. No stock certificates will be issued as of the Grant Date set forth in the Notice and the Units will be subject to forfeiture and other restrictions as set forth below.

(b)

Continuous Service; Separation From Service.  Units scheduled to vest on a Vesting Date will vest only if the Participant remains in continued service as a director of the Company through such Vesting Date. Should the Participant’s continued service as a director of the Company end at any time (a “Separation From Service”), any unvested Units will be immediately forfeited. However, the  Company’s Board of Directors or its Compensation Committee (collectively the “Board”) may, in its sole discretion, vest any unvested Units upon a Separation From Service, provided the Award is not “deferral of income” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Participant will receive no payment for unvested forfeited Units. The term “Separation From Service” shall have the same meaning as attributed to it under Section 409A of the Code.

(c)

Termination for Death or Disability. Notwithstanding Section 2(b) above, if the Participant’s continued service as a director of the Company or any of its subsidiaries ends as a result of the Participant’s death or Disability, any unvested Units that have not been previously forfeited will automatically vest in full on the date of such death or Disability.

(d)

Change of Control Event. Notwithstanding Section 2(b) above, in the event there occurs a Change in Control Event of the Company, then, except as provided herein, any unvested Units outstanding immediately prior to such Change in Control Event will accelerate and become fully vested upon (or, as may be necessary to effect such acceleration, immediately prior to) the consummation of the Change in Control Event.

3.	Settlement.
(a)

Subject to the terms and conditions of this Agreement, within ninety (90) days following each Vesting Date, except in no event later than March 15th of the calendar year following the calendar year in which vesting occurs (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A of the Code), the Company will issue one share of Common Stock for each Unit which vested on such Vesting Date in a book-entry account in the name of the Participant with the Company’s transfer agent.

(b)

In the event a portion or all of the Units granted in the Notice are deemed to provide for the “deferral of income” pursuant to Section 409A of the Code, and the Participant is a “Specified Employee” (as such term is defined in Treasury Regulation §1.409A-1(i)) as of the date of the Participant’s Separation From Service from the Company, any shares of Common Stock due to the Participant due to the vesting of Units which have yet to be issued to the Participant as of the Participant’s Separation From Service (the “Withheld Common Stock”) may not be issued to the Participant before the date which is six months after the Participant’s Separation From Service.  Any Withheld Common Stock will be accumulated and issued to the Participant on the first day of the seventh month following the Participant’s Separation From Service. This Section 3(b) is intended to comply with Treasury Regulation §1.409A-3(i)(2) and will be interpreted in compliance therewith.

4.	Taxes.

(a)

Tax Liability.  The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Common Stock. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b)

Payment of Withholding Taxes. In the event required by federal, state or local law, the Company will have the right and is hereby authorized to withhold, and/or to require the Participant to pay upon the occurrence of an event triggering the requirement, any applicable withholding taxes in respect of the Award, whether upon its grant, vesting, settlement, and/or otherwise, and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes. The Company may, in its sole discretion, and subject to compliance with all applicable laws as set forth at Section 8 below, permit the Participant to satisfy such tax withholding obligation, in whole or in part, without limitation, by: (i) causing the Participant to tender a cash payment; (ii) permitting the Participant to enter into a “same-day-sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant shall irrevocably elect to sell a portion of the Common Stock to be delivered upon settlement in an amount necessary to satisfy the withholding taxes and the FINRA Dealer irrevocably commits to forward the proceeds directly to the Company; (iii) withholding otherwise then deliverable Common Stock having a fair market value not to exceed the maximum statutory withholding amount permissible in the applicable jurisdictions; (iv) causing the Participant to surrender Common Stock of the Company which (A) in the case of Common Stock initially acquired pursuant to an Award or otherwise, has been owned by the Participant for any applicable holding period, and (B) has a fair market value on the date of surrender equal to the amount required to be withheld; or (v) through any other lawful manner. The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.

(c)

THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED HIM OR HER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH HE OR SHE MAY RESIDE.

5.

No Right to Continued Service.  Neither this Agreement nor the Plan will confer upon the Participant any right to be retained as a director of the Company or in any other capacity. Further, nothing in this Agreement or the Plan shall be construed to limit, interfere with, or restrict in any way, the discretion of the Company to terminate the Participant’s continued service as a director of the Company at any time for any reason whatsoever, with or without good cause.

6.

Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, Attn: President, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant will be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

7.

Award is Not Transferable.  The Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

8.	Compliance with Laws and Regulations.

(a)

If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), the Participant may not sell the Common Stock received upon vesting of the Units unless in compliance with Rule 144. Further, the Participant’s subsequent sale of the Common Stock received upon the vesting and settlement of Units will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws. The Participant acknowledges and agrees that, prior to the sale of any Common Stock acquired hereunder, it is the Participant’s responsibility to determine whether or not such sale of such Common Stock will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

(b)

The Units and the obligation of the Company to deliver Common Stock hereunder will be subject in all respects to (i) all applicable federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board may, in its discretion, determine to be necessary or applicable. Moreover, the Company will not issue any Common Stock to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company will not be required to issue any Common Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(c)

To the extent any payment under this Agreement is subject to Section 409A of the Code, this Agreement, the Notice and the Plan will be interpreted as necessary to comply with Section 409A of the Code. To the extent any provision of this Agreement, the Notice and/or the Plan violates Section 409A of the Code, such provision will hereby be amended to comply or, if it cannot be so amended, such provision is void. The Company does not guarantee the tax treatment of any payment or transfer of shares of Common Stock under this Agreement and the Participant will in all case be responsible for any and all taxes due.

9.	Binding Agreement. This Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.	Plan Governs.

(a)

Except as set forth in this Section 10 and where explicitly stated in this Agreement, this Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(b)

Any interpretation of the Plan as the Plan applies to this Agreement shall be in compliance with Section 409A of the Code.  If a provision of this Agreement is compliant with Section 409A of the Code and the conflicting provision of the Plan is not compliant with Section 409A of the Code, the provision of this Agreement shall govern.

11.

Board Authority.  The Board will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Units have vested). All actions taken and all interpretations and determinations made by the Board will be final and binding upon the Participant, the Company and all other persons, and will be given the maximum deference permitted by law. No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

12.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.

Provisions Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

14.

Entire Agreement.  This Agreement, including the Notice, and the Plan constitute the entire understanding of the parties relating to the subjects covered herein. The Participant expressly warrants that he or she is not executing the Notice in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

15.

Modifications to this Agreement.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless made in writing signed by the Participant and a duly authorized officer of the Company. All modifications of or amendments to this Agreement must either (a) comply with Section 409A of the Code or (b) not cause the Award to be subject to Section 409A of the Code if the Award is not already subject to Section 409A of the Code.

16.	Amendment, Suspension or Termination of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

17.	Recoupment Policy. Notwithstanding the vesting terms of this Agreement, the Award is subject to any compensatory recovery (clawback) policy in effect at the time of each Vesting Date.

18.	Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of law provisions.

19.	Data Protection. By accepting the Award the Participant agrees and consents:

(a)

to the collection, use, processing and transfer by the Company of certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, other information, details of the Units granted to the Participant, and of Common Stock issued or transferred to the Participant pursuant to this Agreement (“Data”); and

(b)	to the Company transferring Data to any subsidiary or affiliate of the Company for the purposes of implementing, administering and managing this Agreement; and

(c)	to the use of such Data by any person for such purposes; and

(d)	to the transfer to and retention of such Data by third parties in connection with such purposes.

20.

Participant Acknowledgements.  The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and fully understands all provisions of this Agreement and the Plan.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE UNITS WILL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUED SERVICE AS A DIRECTOR OF THE COMPANY (NOT THROUGH THE ACT OF BEING GRANTED THE AWARD OR ACQUIRING UNITS HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE, THE AGREEMENT NOR THE PLAN WILL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S SERVICE AS A DIRECTOR OF THE COMPANY.

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